UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2007

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Amendment to Mr. Gustafson’s Employment Agreement

On November 16, 2007, Zebra Technologies Corporation (the “Company”) and Anders Gustafsson, the Company’s Chief Executive Officer, entered into an amendment (the “Amendment”) to the Employment Agreement between Gustafsson and the Company dated September 4, 2007 (the “Gustafsson Agreement”). The Amendment was approved by the Company’s Compensation Committee of the Board of Directors.

Pursuant to the Amendment, in addition to the severance payments provided in the Gustafsson Agreement, if Mr. Gustafsson terminates his employment with good reason or the Company terminates his employment without cause, then, subject to certain conditions, Mr. Gustafsson will also be entitled to (i) a pro-rata portion of his annual performance bonus (the “Bonus”) for the year in which his employment terminates, if it otherwise would have been earned if he was employed as of the date the annual performance bonuses for such year are paid to senior level executives of the Company, and any such pro-rata portion will be payable at the time annual performance bonuses for such year are paid to senior level executives of the Company, (ii) if not yet paid, any Bonus attributable to the year immediately preceding the year of the employment termination, if it otherwise would have been earned if he was employed as of the date the annual performance bonuses for such year are paid to senior level executives of the Company, and any such Bonus will be payable at the time annual performance bonuses for such year are paid to senior level executives of the Company.

The above description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

New Employment Agreements for Certain Executive Officers

On November 16, 2007, the Company entered into an employment agreement (each, an “Employment Agreement” and, collectively, the “Employment Agreements”) with the following executive officers of the Company (the “Executives”), each of whom was identified as a named executive officer in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2007: Charles R. Whitchurch, Philip Gerskovich and Veraje Anjargolian. Each Executive’s Employment Agreement supersedes all previous employment agreements, severance agreements, separation agreements and other arrangements between the Company and him with respect to the subject matter of his Employment Agreement.

Under the Employment Agreements, the Executives are currently entitled to annual base salaries and targeted annual cash bonuses in the following amounts:

Officer	Base Salary	Targeted Bonus
Charles R. Whitchurch	$286,800	50% of base salary
Philip Gerskovich	$365,800	50% of base salary
Veraje Anjargolian	$256,100	45% of base salary

The annual base salaries and targeted bonuses reflected in the Executives’ Employment Agreements are the same respective base salaries and targeted bonuses of the Executives that were in effect prior to the execution of the Employment Agreements. The Executives’ annual base salaries and targeted bonuses were established by the Compensation Committee in April 2007 in accordance with the Compensation Committee’s annual review of the Executives’ respective compensation structures and amounts and were not changed by the Employment Agreements. The Executives’ annual base salaries will be reviewed at least annually, and may be increased or decreased from time to time by the Company. However, if an Executive’s annual base salary in effect on the date of his Employment Agreement is decreased in an amount equal to or greater than ten percent (10%) (unless such decrease is applied on a proportionally equal basis to all executive officers of the Company), then the Executive will have fifteen days to terminate his employment, in which case such termination will be for “good reason” under his Employment Agreement.

Each Executive’s target bonus is payable upon the attainment of certain performance measures and in accordance with the Company’s annual bonus plan for the relevant fiscal year. Each year, the Compensation Committee determines the Company’s annual bonus plan, including the performance measures and each Executive’s performance goals, in connection with its annual review of the Executives’ respective compensation structure and amounts. Each Executive will also be eligible to receive various equity grants, as determined in the sole discretion of the Company’s Compensation Committee.

Each Executive’s employment under his Employment Agreement is terminable at any time, subject to certain severance obligations as described below. Each Executive’s Employment Agreement provides that if he terminates his employment with good reason or the Company terminates his employment without cause and under circumstances other than death or disability as provided in his Employment Agreement, he will be entitled to (i) the continuation of his base salary at the rate then in effect for a period of one year; (ii) a pro-rata portion of his annual performance bonus (the “Bonus”) for the year in which his employment terminates, if it otherwise would have been earned if he was employed as of the date the annual performance bonuses for such year are paid to senior level executives of the Company, and any such pro-rata portion will be payable at the time annual performance bonuses for such year are paid to senior level executives of the Company, (iii) if not yet paid, any Bonus attributable to the year immediately preceding the year of the employment termination, if it otherwise would have been earned if he was employed as of the date the annual performance bonuses for such year are paid to senior level executives of the Company, and any such Bonus will be payable at the time annual performance bonuses for such year are paid to senior level executives of the Company, (iv) 100% of his targeted bonus for the year in which his employment terminates; (iv) outplacement services not to exceed $32,000, and (vii) the continuation of coverage under the Company’s medical and dental insurance plans, as mandated by COBRA, with the Company paying for such coverage at the same rate the Employer pays for health insurance coverage for its active employees under its group health plan and the Executive paying for any employee-paid portion of such coverage, until the earlier of (a) one year after the date of termination, or (b) the Executive becoming eligible for coverage under another group health plan that does not impose preexisting condition limitations on the Executive’s coverage.

In addition, each Executive’s Employment Agreement provides that if he terminates his employment with good reason or the Company terminates his employment without cause, and such termination of employment occurs within 120 days immediately preceding or one year immediately following a change in control (as defined under the 2006 Zebra Technologies Corporation Incentive Compensation Plan, and subject to the definition of a change in control under Section 409A of the Internal Revenue Code of 1986, as amended), then instead of receiving continuation of base salary for one year and payment of 100% of his targeted bonus for the year of employment termination, he will receive a severance payment equal to two times his base salary plus two times his targeted bonus for the year of employment termination and such severance payment will be paid within sixty days following the later of the change in control or the termination.

Under the Employment Agreements, if payments to an Executive upon a change in control exceed the applicable threshold under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), and an excise tax becomes due thereunder, the Executive would be entitled to receive an additional payment so that, after payment by him of all applicable taxes and excise taxes, he retains an amount equal to the amount he would have retained had no excise tax been imposed; provided, however, that if the applicable threshold under Section 4999 of the Code is exceeded by ten percent (10%) or less, the total payments he would be entitled to receive following a change in control will be reduced so that they are $1.00 less than such applicable threshold.

Each Executive’s Employment Agreement further provides that he will be bound by non-competition and non-solicitation provisions for a period of two years following his termination and by confidentiality provisions at all times during and after the term of the Employment Agreement. It also obligates the Company to maintain directors’ and officers’ liability insurance coverage for him and to indemnify him to the extent permitted under the Company’s By-Laws and/or Certificate of Incorporation.

The above description of the Employment Agreements is qualified in its entirety by reference to the complete text of such agreements, copies of which are attached hereto as Exhibits 10.2, 10.3, and 10.4.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description of Exhibits

10.1	First Amendment to Employment Agreement, by and between Anders Gustafsson and the Company, dated November 16, 2007.

10.2	Employment Agreement by and between Charles R. Whitchurch and the Company dated November 16, 2007.

10.3	Employment Agreement by and between Philip Gerskovich and the Company dated November 16, 2007.

10.4	Employment Agreement by and between Veraje Anjargolian and the Company dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: November 21, 2007	By:	/s/ Anders Gustafsson
Anders Gustafsson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	First Amendment to Employment Agreement, by and between Anders Gustafsson and the Company, dated November 16, 2007.

10.2	Employment Agreement by and between Charles R. Whitchurch and the Company dated November 16, 2007.

10.3	Employment Agreement by and between Philip Gerskovich and the Company dated November 16, 2007.

10.4	Employment Agreement by and between Veraje Anjargolian and the Company dated November 16, 2007.